Exhibit 15.4

OUR VESSELS

The table below shows the vessels chartered or owned by us and Transpetro as of December 31, 2023:

	Vessel	Owned / Chatered	Capacity (deadweight tonnage)
Owned/ Chartered by Transpetro	Abdias Nascimento	Owned	157,055
	Andre Rebouças	Owned	156,523
	Angra dos Reis	Chartered	105,165
	Anita Garibaldi	Owned	72,786
	Barbosa Lima Sobrinho	Owned	5,093
	Carlos Drummond de Andrade	Owned	114,366
	Castro Alves	Owned	114,562
	Celso Furtado	Owned	48,502
	Dan Sabiá	Chartered	59,317
	Darcy Ribeiro	Owned	5,097
	Dragão do Mar	Owned	156,502
	Fortaleza Knutsen	Chartered	106,316
	Garrincha	Owned	114,441
	Gilberto Freyre	Owned	2,573
	Henrique Dias	Owned	156,505
	João Cândido	Owned	156,980
	Jorge Amado	Owned	2,537
	José Alencar	Owned	48,573
	José do Patrocínio	Owned	156,726
	Lucio Costa	Owned	5,097
	Machado de Assis	Owned	156,829
	Madre de Deus	Chartered	105,283
	Marcílio Dias	Owned	156,541
	Milton Santos	Owned	156,629
	Olavo Bilac	Owned	114,700
	Oscar Niemeyer	Owned	5,079
	Portinari	Owned	114,435
	Recife Knutsen	Chartered	105,560
	Rio Grande	Chartered	105,224
	Rômulo Almeida	Owned	48,449
	São Luís	Chartered	105,212
	São Sebastião	Chartered	105,190
	Sérgio Buarque de Holanda	Owned	48,573
	Sestrea	Chartered	162,756
	Zumbi dos Palmares	Owned	156,492
Subtotal Owned/Chartered by Transpetro		35	3,391,668

Chartered by us	Alessandro Volta	Chartered	29,300
	Alhena	Chartered	52,420
	Amazon Victory	Chartered	72,412
	Anavatos Ii	Chartered	115,459
	Anfa	Chartered	47,975
	Aquila	Chartered	319,330
	Avon	Chartered	49,999
	Bachata	Chartered	50,179
	Bolero	Chartered	50,094
	Brasil 2014	Chartered	155,709
	Bro Developer	Chartered	14,737
	BW Princess	Chartered	54,368
	Clearocean Magic	Chartered	49,995
	Clearocean Melody	Chartered	49,995
	Clyde	Chartered	49,999
	Cumbia I	Chartered	20,213
	DHT Colt	Chartered	319,713
	Eagle Cambé	Chartered	155,414
	Eagle Colatina	Chartered	155,362
	Eagle Crato	Chartered	155,200
	Eagle Paraiba	Chartered	105,153
	Eagle Paraiso	Chartered	153,264
	Eagle Parana	Chartered	105,048
	Eagle Passos	Chartered	152,000
	Eagle Paulinia	Chartered	153,352
	Eagle Petrolina	Chartered	153,226
	Elandra Maple	Chartered	49,999
	Elandra Redwood	Chartered	49,999
	Elandra Willow	Chartered	49,999
	Elka Leblon	Chartered	154,846
	Elka Parana	Chartered	155,010
	Endless Summer	Chartered	49,999
	Epic Baluan	Chartered	7,187
	Epic Boracay	Chartered	6,519
	Flumar Brasil	Chartered	51,188
	Forte De Copacabana	Chartered	8,843
	Forte De Sao Luiz	Chartered	8,250
	Four Wind	Chartered	115,727
	Fulmar	Chartered	115,605

Chartered by us	Horizon Aphrodite	Chartered	49,996
	Horizon Theano	Chartered	50,268
	Horizon Theoni	Chartered	50,221
	Horizon Ekavi	Chartered	51,099
	Ioannis Zafirakis	Chartered	49,999
	Joropo	Chartered	47,710
	Leonardo B	Chartered	9,352
	Luigi Lagrange	Chartered	29,191
	Maersk Cebu	Chartered	49,919
	Maersk Crete	Chartered	49,919
	Maersk Cyprus	Chartered	49,919
	Maersk Kalea	Chartered	29,999
	Manifesto	Chartered	54,901
	Marlin	Chartered	17,043
	Motivator	Chartered	54,901
	Nave Atria	Chartered	49,992
	Nave Jupiter	Chartered	49,999
	Nave Orbit	Chartered	49,999
	Ocean Electra	Chartered	47,377
	Ocean Phoenix	Chartered	108,940
	Ocean Venture	Chartered	49,995
	Paccha	Chartered	50,091
	Pine Meadow	Chartered	50,171
	Ras Maersk	Chartered	34,999
	Rio 2016	Chartered	155,709
	Robert Maersk	Chartered	34,801
	Romoe Maersk	Chartered	34,806
	Salsa	Chartered	47,991
	Samba	Chartered	19,117
	San Andres Iv	Chartered	3,557
	Sirtaki	Chartered	51,442
	Stena Premium	Chartered	65,055
	Stena Progress	Chartered	65,125
	Thames	Chartered	49,999
	Trent	Chartered	49,999
Subtotal chartered by us		74	5,326,688
TOTAL		109	8,718,356